EXHIBIT 10.3
COLUMBIA BANKING SYSTEM, INC.
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is entered into by and between Columbia Banking System, Inc. (“Company”) and [●] (“Grantee”).
1.Basic Terms of Award
Number of Restricted Stock
Units Subject to the Award:    [●]
Date of Award:    [●]
2.Company hereby awards to Grantee the number of Restricted Stock Units (“RSUs”) described above (the “Award”). Each RSU entitles Grantee to receive a payment in Common Stock or cash, or a combination of both, as determined by Company, with a value equal to the sum of (i) the Fair Market Value, on the date the RSU is settled, of one share of Common Stock and (ii) the Dividend Equivalent with respect to such RSU.
3.The Award is made under the 2024 Equity Incentive Plan of Columbia Banking System, Inc. (the “Plan”), a copy of which has been provided to Grantee. By Grantee’s execution of this Agreement, Grantee acknowledges that he or she has received a copy of the Plan. The terms and conditions of the Plan are hereby incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Plan.
4.Vesting and Settlement of Award
The RSUs shall Vest in accordance with the criteria set forth in Appendix A hereto and be settled within sixty (60) days following the applicable Vesting Date.
5.Grantee shall have no rights as a shareholder with respect to any RSUs or any shares of Common Stock subject to the Award, unless and until such shares are actually issued and delivered to Grantee.
6.No rights under the RSUs may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution.

2024 PLAN: RSU

7.No shares of Common Stock shall be issued with respect to an RSU, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, all securities laws, rules and regulations, and the requirements of any stock exchange upon which the Common Stock may then be listed. Issuance of such shares is further subject to the approval of counsel for Company with respect to such compliance.
8.Company, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the RSUs, including, but not limited to, (i) withholding, or causing to be withheld, from any form of compensation or other amount due Grantee any amount required to be withheld under applicable tax laws, or (ii) requiring Grantee to make arrangements satisfactory to Company (including, without limitation, paying amounts) to satisfy any tax obligations, as a condition to recognizing any rights of Grantee under the Award.
9.Miscellaneous
a.Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.
b.All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (i) if to Company, to its home office, marked to the attention of the corporate secretary of Company; or (ii) if to Grantee, to Grantee’s address set forth in Company’s records. Any notice or other writings so delivered shall be deemed given (i) if by mail, on the second (2nd) business day after mailing, and (ii) if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.
c.Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

2024 PLAN: RSU

d.Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
e.Choice of Law. It is the intention of the parties that the internal laws of the State of Washington (irrespective of any choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
f.Successors in Interest. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

2024 PLAN: RSU

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.
COMPANY    COLUMBIA BANKING SYSTEM, INC.,
a Washington corporation
By:
Print name: [●]
Title: [●]
GRANTEE
By:
Print name: [●]

2024 PLAN: RSU

APPENDIX A
Time-Vesting RSUs
Except as otherwise provided in the Plan or herein, the RSUs subject to this Award shall no longer Vest, and shall be forfeited without payment of any kind to Grantee, immediately after Grantee fails to maintain continuous status as an Employee, to the extent such RSUs are not then Vested in accordance with the following vesting schedule:

If Grantee maintains continuous status as an Employee on the following date/s (each, a “Vesting Date”):	Then the following number of RSUs shall Vest:

*Rounded up in each case to the nearest whole number. But in no event shall more than the total number of Restricted Stock Units subject to this Award, as described in Paragraph 1 of the Agreement, Vest over the entire vesting period.

Special Treatment Upon a Qualifying Retirement
In the event Grantee ceases to be an Employee other than due to (i) death, (ii) Disability, or (iii) due to termination by Company without Cause or resignation by Grantee for Good Reason on or within two years after a Change in Control in accordance with Section 16.a. of the Plan, and at such time Cause does not exist, the RSUs subject to this Award and the related Dividend Equivalents shall continue to Vest in accordance with the vesting schedule set forth above if, at the time employment ceases, Grantee meets the requirements of a “qualifying retirement.” For purposes of this section, “qualifying retirement” means cessation of employment with Company or a Subsidiary after attainment of age 60 if (i) Grantee’s age at the time of such cessation plus Grantee’s years of service (in whole years) with Company or a Subsidiary equal at least 75 and (ii) Grantee provides at least 90 days’ prior written notice of such retirement to Company’s Chief Human Resources Officer.

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2024 PLAN: RSU